Exhibit 4.43

Date March 29, 2004

THE ROYAL BANK OF SCOTLAND PLC

as “Agent”

- and -

KNIGHTSBRIDGE TANKERS LIMITED

as “Chargor”

DEED OF RELEASE

relating to a Mortgage of Shares dated 12 February

1997

INDEX

Clause

2	DEFINITIONS AND INTERPRETATION

3	RELEASE

4	FURTHER ASSURANCE

5	COUNTERPARTS

6	GOVERNING LAW

7	EXCLUSION OF THIRD PARTY RIGHTS

THIS DEED OF RELEASE is made on March 29, 2004

BETWEEN:

(1)           THE ROYAL BANK OF SCOTLAND PLC, registered in Scotland under number SC090312 whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB (as successor to Goldman Sachs International (“Goldman”) as agent and trustee for the Finance Parties (as defined in the Facility Agreement as defined below)) (the “Agent”) and

(2)           KNIGHTSBRIDGE TANKERS LIMITED, a company incorporated in Bermuda whose registered office is at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM08, Bermuda (the “Chargor”).

WHEREAS:

(A)          Pursuant to the Mortgage of Shares, the Chargor, as security for the Secured Liabilities:

(i)                                     mortgaged and charged the Shares to the Agent, by way of a first legal mortgage; and

(ii)                                  (subject to Clause 6 of the Mortgage of Shares) mortgaged and agreed to mortgage and charge to the Agent by way of a first legal mortgage (a) all dividends paid or payable after the date of the Mortgage of Shares on all or any of the shares, (b) all stocks, shares, securities, rights, moneys or property accruing or offered at any time (whether by way of redemption, bonus, preference, option rights or otherwise) to or in respect of any of the Shares or in substitution or exchange for or otherwise derived from, any of the Shares and (c) all dividends, interest or other income in respect of any such asset as is referred to in (b) of this paragraph (ii).

(B)           The Agent has agreed to release the security created by the Mortgage of Shares.

2                                         DEFINITIONS AND INTERPRETATION

2.1                               In this Deed the following definitions apply:

“Facility Agreement” means the facility agreement dated 6 February 1997 and made between the Chargor as borrower, the Subsidiaries of the Chargor as Guarantors, Goldman as Arranger, the Banks, the Swap Parties and Goldman as agent, as the agency role was transferred from Goldman to the Agent; and

“Mortgage of Shares” means the mortgage of shares dated 12 February 1997 and made between the Chargor and Goldman for itself and as agent and trustee for the other Finance Parties, as the agency role was transferred from Goldman to the Agent.

2.2                               Defined expressions.  Unless otherwise defined herein or the context shall otherwise require, the meanings ascribed to words and expressions in the Mortgage of Shares shall have the same meanings in this Deed (including in the Recitals hereto).

2.3                               Construction.  The provisions of Clause 1.2 (Interpretation) of the Mortgage of Shares apply, with any necessary modifications, to this Deed.

3                                         RELEASE

3.1                               With effect from the date of this Deed, the Agent irrevocably and unconditionally releases the security created by the Mortgage of Shares and releases to the Chargor all of the right, title and interest of the Agent in or to the Security Assets.

4                                         FURTHER ASSURANCE

The Agent covenants with the Chargor that, upon the Chargor’s written request and at the sole cost of the Chargor, it will sign and execute such further deeds or instruments of release, issue notices or directions and do such things as may reasonably be required to give effect to the release of security contained in this Deed.

5                                         COUNTERPARTS

This Deed may be executed in counterparts which, when taken together, shall constitute one and the same agreement.

6                                         GOVERNING LAW

This Deed shall be governed by and construed in accordance with English law.

7                                         EXCLUSION OF THIRD PARTY RIGHTS

A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

EXECUTED as a DEED on the date appearing the beginning of this Deed.

EXECUTED AS A DEED		)	/s/ Robert J. Manners
by THE ROYAL BANK OF SCOTLAND PLC		)
acting by Robert J. Manners		)
its duly authorised attorney in the presence of:		)

Signature of Witness:	/s/ Charmaine Rumbelow

EXECUTED AS A DEED		)	/s/ Nicholas Sherriff
by KNIGHTSBRIDGE TANKERS LIMITED		)
acting by Nicholas Sherriff		)
its duly authorised attorney in the presence of:		)

Signature of Witness:	/s/ illegible